UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 26, 2006

Date of Report (date of earliest event reported)

FOXHOLLOW TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-50998	94-3252085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

740 Bay Road

Redwood City, California 94063-2469

(Address of principal executive offices)

(650) 421-8400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 26, 2006 FoxHollow Technologies, Inc. (“FoxHollow”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Navajo Acquisition Corporation, a wholly-owned subsidiary of FoxHollow (“Merger Sub”), Kerberos Proximal Solutions, Inc. (“Kerberos”), certain principal stockholders of Kerberos and stockholder representatives. Pursuant to the Merger Agreement, Navajo Acquisition Corporation will merge with and into Kerberos and Kerberos will become a wholly-owned subsidiary of FoxHollow. Kerberos is a privately-held company that develops and sells innovative medical devices for the removal of thrombus, or blood clots, from occluded arteries.

Under the Merger Agreement, FoxHollow will pay an initial closing payment in the amount of approximately $32 million in cash and stock subject to certain adjustments at closing. In addition to the initial closing payment, FoxHollow may be obligated to make additional contingent payments based on sales of Kerberos products. The earnout payments would be made at the end of the second and third years following the closing of the merger in an amount equal to 2 1/2 times each year’s sales less the value of all prior payments made by FoxHollow in connection with the merger. Such earnout payments are capped at $117 million. The initial closing payment is expected to consist of approximately $13 million of FoxHollow common stock and $19 million of cash. The contingent payments may be made in cash and/or stock at FoxHollow’s election and are subject to certain rights of set-off.

The completion of the acquisition is subject to customary closing conditions. Subject to these closing conditions, FoxHollow expects that the merger will close in September of 2006. The above description of the Merger Agreement does not purport to be a complete statement of the rights and obligations of the parties under that agreement and the transactions contemplated by it. The above description is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this report as Exhibit 2.1 and is incorporated herein by reference. A copy of the press release announcing the merger is included as an exhibit to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of August 26, 2006, among FoxHollow Technologies, Inc., Navajo Acquisition Corporation, Kerberos Proximal Solutions, Inc., certain Principal Stockholders and Stockholders’ Representatives.*

99.1	Press Release of FoxHollow Technologies, Inc. dated as of August 28, 2006.

*	Exhibits and Schedules to the Merger Agreement have been omitted but will be provided supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOXHOLLOW TECHNOLOGIES, INC.

Date: August 28, 2006	By:	/s/ Matthew B. Ferguson
Matthew B. Ferguson
Chief Financial Officer